Exhibit 10.22
SEMGROUP ENERGY PARTNERS G.P., L.L.C.
2009 EXECUTIVE CASH BONUS PLAN

1. Plan.  This SemGroup Energy Partners G.P., L.L.C. 2009 Executive Cash Bonus Plan (this “Plan”) was adopted by the Compensation Committee of the Board of Directors of SemGroup Energy Partners G.P., L.L.C. (the “Company”) to reward certain senior executives of the Company or its subsidiaries by enabling them to receive performance-based cash compensation.

2. Definitions.  As used herein, the terms set forth below shall have the following respective meanings:

“Actual Division Percentage” means:

(i)           with respect to the calculation of the Award for the Executive Vice President - Crude Operations, (a)(x) the actual EBITDA of the Crude business of the Partnership and its subsidiaries for the year ended December 31, 2009 calculated using audited financial results (exclusive of Awards under this Plan but inclusive of crude operations employee incentive awards) and in the same manner as previously provided to the Committee divided by (y) the Target Division EBITDA multiplied by (z) 66% plus (b)(x) Actual SGLP Consolidated EBITDA divided by (y) the Target SGLP Consolidated EBITDA multiplied by (z) 34%; and

(ii)           with respect to the calculation of the Award for the Executive Vice President - Asphalt Operations, (a)(x) the actual EBITDA of the Asphalt business of the Partnership and its subsidiaries for the year ended December 31, 2009 calculated using audited financial results (exclusive of Awards under this Plan but inclusive of asphalt operations employee incentive awards) and in the same manner as previously provided to the Committee divided by (y) the Target Division EBITDA multiplied by (z) 66% plus (b)(x) Actual SGLP Consolidated EBITDA divided by (y) the Target SGLP Consolidated EBITDA multiplied by (z) 34%.

“Actual SGLP Consolidated EBITDA” means the consolidated EBITDA of the Partnership and its subsidiaries for the year ended December 31, 2009 calculated using audited financial results (exclusive of Awards under this Plan but inclusive of crude and asphalt operations employee and corporate personnel incentive awards) and in the same manner as previously provided to the Committee.

“Affiliate” means with respect to any Person (as defined in the definition of “Change of Control”), any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means the right to potentially receive a cash bonus under the Plan.

“Base Salary” means the base salary of each of the applicable Participants as set forth on Exhibit A hereto.

“Bonus Pool” has the meaning set forth in Section 4(i) hereof.

“CAO” has the meaning set forth in Section 3 hereof.

“Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than SemGroup, L.P., Manchester Securities Corp., Alerian Finance Partners, LP, or their respective Affiliates, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership; (ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership; (iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity (a “Person”) other than the Company or an Affiliate of the Company; or (iv) a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board of Directors of the Company.

“Corporate Executive Participants” means the Participants other than the Operations Participants.

“EBITDA” means earnings before interest, taxes, depreciation, amortization and restructuring and certain other non-cash charges, calculated in the same manner as previously provided to the Committee.

“First Payment Date” means July 31, 2009, provided that the Partnership has completed its preparation of actual results for the six months ended June 30, 2009.  In the event the Partnership has not completed its preparation of such results, then the First Payment Date will be extended to the date that is two business days after such results are available.

“Operations Participants” means the Executive Vice President - Crude Operations and the Executive Vice President - Asphalt Operations.

“Participant” has the meaning set forth in Section 3 hereof.

“Partnership” means SemGroup Energy Partners, L.P.

“Payment Date” means the First Payment Date and the Second Payment Date.

“SEC” means the Securities and Exchange Commission.

“Second Payment Date” means the date that is 15 days after the filing of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009 with the SEC.

“Section 409A” means Section 409A of the Code and any Treasury Regulations and guidance promulgated thereunder.

“Six Months Consolidated EBITDA” means the consolidated EBITDA of the Partnership and its subsidiaries for the six months ended June 30, 2009 calculated using the actual financial results for the Partnership and its subsidiaries for such six month period (exclusive of Awards under this Plan but inclusive of crude and asphalt operations employee and corporate personnel incentive awards) and in the same manner as previously provided to the Committee.

“Six Months Division EBITDA” means (i) with respect to the calculation of an Award for the Executive Vice President - Crude Operations, the actual EBITDA of the Crude business of the Partnership and its subsidiaries for the six months ended June 30, 2009 (exclusive of Awards under this Plan but inclusive of crude operations employee incentive awards) and (ii) with respect to the calculation of an Award for the Executive Vice President - Asphalt Operations, the actual EBITDA of the Asphalt business of the Partnership and its subsidiaries for the six months ended June 30, 2009 (exclusive of Awards under this Plan but inclusive of asphalt operations employee incentive awards), in each case calculated using actual financial results and in the same manner as previously provided to the Committee.

“Target Division EBITDA” means (i) with respect to the calculation of the Award for the Executive Vice President - Crude Operations, the target EBITDA for the Crude business of SGLP and its subsidiaries for the year ended December 31, 2009 as determined by the Committee (exclusive of Awards under this Plan but inclusive of crude operations employee incentive awards) and (ii) with respect to the calculation of the Award for the Executive Vice President - Asphalt Operations, the target EBITDA for the Asphalt business of SGLP and its subsidiaries for the year ended December 31, 2009 as determined by the Committee (exclusive of Awards under this Plan but inclusive of asphalt operations employee incentive awards).

“Target SGLP Consolidated EBITDA” means the target EBITDA for SGLP and its subsidiaries on a consolidated basis for the year ended December 31, 2009 as determined by the Committee (exclusive of Awards under this Plan but inclusive of crude and asphalt operations employee and corporate personnel incentive awards).

“Target Six Months Consolidated EBITDA” means the target EBITDA for SGLP and its subsidiaries on a consolidated basis for the six months ended June 30, 2009 as determined by the Committee (exclusive of Awards under this Plan but inclusive of crude and asphalt operations employee and corporate personnel incentive awards).

“Target Six Months Division EBITDA” means (i) with respect to the calculation of an Award for the Executive Vice President - Crude Operations, the target EBITDA for the Crude business of SGLP and its subsidiaries for the six months ended June 30, 2009 as determined by the Committee (exclusive of Awards under this Plan but inclusive of crude operations employee incentive awards) and (ii) with respect to the calculation of an Award for the Executive Vice President - Asphalt Operations, the target EBITDA for the Asphalt business of SGLP and its subsidiaries for the six months ended June 30, 2009 as determined by the Committee (exclusive of Awards under this Plan but inclusive of asphalt operations employee incentive awards).

“YTD Period” has the meaning set forth in Section 4(ix) below.

3. Participants.  Each of the following officers of the Company are participants (each a “Participant”) under the Plan: the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President and the Chief Accounting Officer (“CAO”).

4. Calculation and Payment of Awards.

(i)           Each of the Chief Executive Officer, Chief Financial Officer and Executive Vice President - Corporate Development shall be eligible to receive an Award based on the actual results of the Partnership as follows:

Results	Award
Actual SGLP Consolidated EBITDA is greater than or equal to 85% of Target SGLP Consolidated EBITDA and less than 100% of Target SGLP Consolidated EBITDA
80% of the applicable Participant’s Base Salary at achievement of 85% of Target SGLP Consolidated EBITDA, increasing by 1.33% of Base Salary for each incremental whole percentage achieved in excess of 85% up to 100% of the applicable Participant’s Base Salary at achievement of 100% of Target SGLP Consolidated EBITDA, rounded to the nearest whole percentage of Base Salary  (i.e., if Actual SGLP Consolidated EBITDA is equal to 90% of Target SGLP Consolidated EBITDA, then each Participant will receive an Award equal to 87% of such Participant’s Base Salary).

Actual SGLP Consolidated EBITDA is greater than or equal to 100% of Target SGLP Consolidated EBITDA and less than or equal to 110% of Target SGLP Consolidated EBITDA
100% of the applicable Participant’s Base Salary at achievement of 100% of Target SGLP Consolidated EBITDA, increasing by 2.5% of Base Salary for each incremental whole percentage achieved in excess of 100% up to a maximum of 125% of the applicable Participant’s Base Salary at achievement of 110% of Target SGLP Consolidated EBITDA, rounded to the nearest whole percentage of Base Salary (i.e., if Actual SGLP Consolidated EBITDA is equal to 105% of Target SGLP Consolidated EBITDA, then each Participant will receive an Award equal to 113% of such Participant’s Base Salary).

Actual SGLP Consolidated EBITDA is greater than 110% of Target SGLP Consolidated EBITDA
125% of the applicable Participant’s Base Salary, plus Participant shall be eligible to participate in awards from a bonus pool (the “Bonus Pool”) equal to 5% of Actual SGLP Consolidated EBITDA in excess of 110% of Target SGLP Consolidated EBITDA, such Bonus Pool to be allocated to the Participants in the sole discretion of the Committee.

 (ii)           Each of the Operations Participants shall be eligible to receive an Award based on the actual results of the Partnership and the Crude business or Asphalt business, as applicable, as follows:

Results	Award
Actual Division Percentage is greater than or equal to 85% and less than or equal to 110%
75% of the applicable Participant’s Base Salary at achievement of 85% Actual Division Percentage, increasing by 1.8% of Base Salary for each incremental whole percentage achieved in excess of 85% up to a maximum of 120% of the applicable Participant’s Base Salary at achievement of 110% Actual Division Percentage, rounded to the nearest whole percentage of Base Salary (i.e., if Actual Division Percentage is equal to 90%, then the applicable Participant will receive an Award equal to 84% of such Participant’s Base Salary).

Actual Division Percentage is greater than 110%	120% of the applicable Participant’s Base Salary, plus such Participant shall be eligible to participate in the Bonus Pool in the event one is established.

(iii)           The CAO shall be eligible to receive an Award based on the actual results of the Partnership as follows:

Results	Award
Actual SGLP Consolidated EBITDA is greater than or equal to 85% of Target SGLP Consolidated EBITDA and less than 100% of Target SGLP Consolidated EBITDA
75% of 70% (e.g., 52.5%) of the CAO’s Base Salary at achievement of 85% of Target SGLP Consolidated EBITDA, increasing by 0.5% of Base Salary for each incremental whole percentage achieved in excess of  85% up to 75% of 80% (e.g., 60%) of the CAO’s Base Salary at achievement of 100% of Target SGLP Consolidated EBITDA, rounded to the nearest whole percentage of Base Salary (i.e., if Actual SGLP Consolidated EBITDA is equal to 90% of Target SGLP Consolidated EBITDA, then the CAO will receive an Award equal to 55% of his Base Salary).

Actual SGLP Consolidated EBITDA is greater than or equal to 100% of Target SGLP Consolidated EBITDA and less than or equal to 110% of Target SGLP Consolidated EBITDA
75% of 80% (e.g., 60%) of the CAO’s Base Salary at achievement of 100% of Target SGLP Consolidated EBITDA, increasing by 1.5% of Base Salary for each incremental whole percentage achieved in excess of 100% up to a maximum of 75% of 100% (e.g., 75%) of the CAO’s Base Salary at achievement of 110% of Target SGLP Consolidated EBITDA, rounded to the nearest whole percentage of Base Salary (i.e., if Actual SGLP Consolidated EBITDA is equal to 105% of Target SGLP Consolidated EBITDA, then the CAO will receive an Award equal to 67.5% of his Base Salary).

Actual SGLP Consolidated EBITDA is greater than 110% of Target SGLP Consolidated EBITDA	75% of 100% (e.g., 75%) of the CAO’s Base Salary, plus the CAO shall be eligible to participate in the Bonus Pool in the event one is established.

(iv)           Form of Payment:  Awards under the Plan will be paid in the form of a lump sum cash payment, subject to adjustments for such federal, state or local taxes and other deductions, if any, as may be in effect at the time of payment.

(v)           Timing of Payment for the Corporate Executive Participants: Awards will be paid to the Corporate Executive Participants as follows:

(a)           If the Six Months Consolidated EBITDA exceeds 95% of the Target Six Months Consolidated EBITDA, then on or before the First Payment Date, each Corporate Executive Participant will receive a payment as follows: (x) the Chief Executive Officer, Chief Financial Officer and Executive Vice President - Corporate Development will receive a payment equal to 40% of such Participant’s Base Salary and (y) the CAO will receive a payment equal to 24% of his Base Salary.  Such payment shall reduce on a dollar-for-dollar basis any payment to be made on the Second Payment Date pursuant to paragraph (b) of this Section 4(v); provided that the Corporate Executive Participants shall not be liable for the repayment of the amounts received on the First Payment Date in the event that such amounts exceed any amount to be paid to the Corporate Executive Participants on the Second Payment Date.

(b)           On or before the Second Payment Date, Awards will be paid to the applicable Corporate Executive Participants (as such Award is reduced pursuant to paragraph (a) of this Section 4(v) or Section 4(ix)).

(vi)           Timing of Payment for the Operations Participants.  Awards will be paid to the Operations Participants as follows:

(a)           If (x) the Six Months Consolidated EBITDA exceeds 95% of the Target Six Months Consolidated EBITDA and (y) the Six Months Division EBITDA equals or exceeds 100% of the Target Six Months Division EBITDA, then on or before the First Payment Date, each Operations Participant will receive a payment  equal to 40% of such Operations Participant’s Base Salary.  Such payment shall reduce on a dollar-for-dollar basis any payment to be made on the Second Payment Date pursuant to paragraph (b) of this Section 4(vi); provided that the Operations Participants shall not be liable for the repayment of the amounts received on the First Payment Date in the event that such amounts exceed any amount to be paid to the Operations Participants on the Second Payment Date.

(b)           On or before the Second Payment Date, Awards will be paid to the applicable Operations Participants (as such Award is reduced pursuant to paragraph (a) of this Section 4(vi) or Section 4(ix)).

(vii)          Early Termination of Employment:  Awards will be paid only to Participants who are actually employed by and are on the payroll of the Company or any of its subsidiaries on the applicable Payment Date.

(viii)         Determination, Calculation and Payment of Awards.  Notwithstanding the foregoing, the Committee retains the complete discretion under the Plan to amend the amount or timing of any Award, and the Committee may, in its sole discretion, eliminate or reduce or increase the size of any Participant’s Award based on any factors it deems relevant.

(ix)           Change of Control.  Upon the occurrence of a Change of Control, each Participant shall receive an Award calculated in accordance with the following: EBITDA for the Partnership on a consolidated basis and for the Asphalt business and Crude business of the Partnership shall be calculated beginning January 1, 2009 through the most recently completed calendar month for which financial results are available (the “YTD Period”) and such amounts shall be compared to the target EBITDA for the Partnership on a consolidated basis or the Asphalt business of the Partnership or the Crude business of the Partnership, as the case may be, for the YTD Period as determined by the Committee and an Award calculated for each Participant pursuant to Sections 4(i) - (iii) above as if such results for the YTD Period were the results for the year ended December 31, 2009.  Each Participant shall then be paid an amount equal to a pro rata portion of such Award based on the date the Change of Control occurred less any amount paid to such Participant pursuant to Sections 4(v)(a) or 4(vi)(a) above.  For example, if a Change of Control occurred on November 30, 2009, and the Partnership’s consolidated EBITDA for the ten months ended October 31, 2009 (the most recent month for which financial statements are available) was 110% of the target EBITDA for such period, then the Chief Executive Officer would receive an Award equal to 11/12 times 125% of his Base Salary less any amount the CEO received pursuant to Section 4(v)(a) above.  The payment of any Award pursuant to this Section 4(ix) shall reduce on a dollar-for-dollar basis any payment to be made on the Second Payment Date pursuant to paragraph (b) of this Section 4(vi).  Such payment shall reduce on a dollar-for-dollar basis any payment to be made on the Second Payment Date pursuant to Sections 4(v)(b) or 4(vi)(b).

5. Adjustments.  The existence of outstanding Awards shall not affect in any manner the right or power of the Company or the Partnership or their respective equityholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the equity structure of the Company or the Partnership or their respective businesses or any merger or consolidation of the Company or the Partnership, or any issue of bonds, debentures, preferred or prior preference equity (whether or not such issue is prior to, on a parity with or junior to the common units of the Partnership) or the dissolution or liquidation of the Company or the Partnership, or any sale or transfer of all or any part of their respective assets or business (including by way of a joint venture), or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

If an event described in the preceding paragraph occurs, the Committee may adjust proportionally (i) any EBITDA target and/or (ii) any other provisions of the Plan as it may deem appropriate.

6. Administration.  Subject to the provisions hereof, this Plan shall be administered and interpreted by the Committee.  The Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof.  The Committee shall also have full and exclusive power to interpret this Plan and to make factual and legal determinations and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper.  The Committee may, in its sole discretion, amend or modify an Award in any manner.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes.  Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole discretion and shall be final, conclusive and binding on all parties concerned.

7. Taxes.  The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash under this Plan, an appropriate amount of cash for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes.

8. Assignability.  No Award or any other benefit under this Plan shall be assignable or otherwise transferable.  Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph shall be null and void.

9. Unfunded Plan.  This Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Participants, any such accounts shall be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets that may at any time be represented by cash or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of any cash or rights thereto to be granted under this Plan.  Any liability or obligation of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by this Plan, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

10. Section 409A of the Code.  The payments to be made pursuant to this Plan are intended to be “short-term deferrals” exempt from Section 409A, and the Plan shall be construed and interpreted accordingly.

11. No Right to Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or the Partnership or their respective subsidiaries to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or the Partnership or their respective subsidiaries.

12. Current Year.  This Plan is only applicable for the year ended December 31, 2009 as provided herein and any future bonus plan will be determined in the sole discretion of the Committee.

EXHIBIT A

Participant	Base Salary
Kevin Foxx	$450,000
Michael Brochetti	$300,000
Alex Stallings	$300,000
James Griffin	$210,000
Pete Schwiering	$250,000
Jerry Parsons	$250,000

A-1